                                                                    EXHIBIT 99.2



REPORT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of EMAIL PUBLISHING INC.

In our opinion, the accompanying balance sheets and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of EMAIL PUBLISHING INC. at June 30, 1997 and 1998, and the results of its operations and its cash flows for the period from September 11, 1996 (inception) through June 30, 1997 and the year ended June 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


                                   /s/ PRICEWATERHOUSECOOPERS LLP


Broomfield, Colorado
August 13, 1998

                              EMAIL PUBLISHING INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                                            June 30,
                                                                 -----------------------------      September 30,
                                                                    1997              1998              1998
                                                                 -----------       -----------      --------------
                                                                                                      (unaudited)
Current assets:
  Cash and cash equivalents                                      $   144,023       $    62,273       $    92,303
  Accounts receivable, net of allowance for doubtful
     accounts of $874, $7,926 and $9,173 at June 30,
     1997 and 1998 and September 30, 1998, respectively               34,040           138,895           194,036
  Prepaid expenses                                                     4,513             9,989            13,167
                                                                 -----------       -----------       -----------

          Total current assets                                       182,576           211,157           299,506
Property and equipment, net                                           31,015           220,552           230,894
Other noncurrent assets                                                  490            10,620            10,389
                                                                 -----------       -----------       -----------

          Total assets                                           $   214,081       $   442,329       $   540,789
                                                                 ===========       ===========       ===========

                                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                               $     2,602       $    60,911       $   132,348
  Accrued compensation and related liabilities                        12,777            30,705            18,779
  Other accrued liabilities                                               --                --             8,079
  Note payable to First Virtual                                           --                --           100,000
  Note payable to stockholder                                             --                --           200,000
  Current portion, note payable to bank                                   --            47,350            31,314
  Current portion of capital lease obligations                         6,325            36,141            35,200
                                                                 -----------       -----------       -----------

          Total current liabilities                                   21,704           175,107           525,720
Note payable, net of current portion                                      --            42,615            42,291
Rent payable                                                              --                --            12,523
Capital lease obligations, net of current portion                     12,103            46,225            38,602
                                                                 -----------       -----------       -----------

          Total liabilities                                           33,807           263,947           619,136
Commitments and contingencies(Note 6)
Stockholders' Equity:
  Series A preferred stock; $.001 par value; 400,000 shares
     authorized, issued and outstanding at June 30, 1997
     and 1998 and at September 30, 1998                                  400               400               400
  Series A-1 preferred stock; $.001 par value; 350,000
     shares authorized; 232,558 shares issued and
     outstanding at June 30, 1997 and 1998 and at
     September 30, 1998                                                  232               232               232
  Common stock; $.001 par value; 3,000,000 shares
     authorized; 1,877,668, 1,896,753 and 1,906,503 shares
     issued and outstanding at June 30, 1997 and 1998,
     and at September 30, 1998, respectively                           1,878             1,897             1,907
  Additional paid-in capital                                         460,397         1,017,735         1,240,295
  Deferred compensation                                              (42,338)         (448,131)         (626,370)
  Accumulated deficit                                               (240,295)         (393,751)         (694,811)
                                                                 -----------       -----------       -----------

          Total stockholders' equity                                 180,274           178,382           (78,347)
                                                                 -----------       -----------       -----------

          Total liabilities and stockholders' equity             $   214,081       $   442,329       $   540,789
                                                                 ===========       ===========       ===========



The accompanying notes are an integral part of these financial statements.

                              EMAIL PUBLISHING INC.

                            STATEMENTS OF OPERATIONS

                                           September 11,
                                               1996
                                            (Inception)       Year Ended            Three months ended
                                          through June 30,      June 30,       September 30,     September 30,
                                               1997              1998              1997               1998
                                          ----------------    -----------      -------------      -----------
                                                                                (unaudited)       (unaudited)
Revenues                                    $    80,347       $   864,030       $    85,017       $   340,325
Operating expenses:
  Sales and marketing                            19,237           271,772            34,680           116,339
  Research and development                       46,769           125,782               388                --
  General and administrative                    258,611           611,911           124,043           509,601
                                            -----------       -----------       -----------       -----------
          Total operating expenses              324,617         1,009,465           159,111           625,940
                                            -----------       -----------       -----------       -----------
Loss from operations                           (244,270)         (145,435)          (74,094)         (285,615)
                                            -----------       -----------       -----------       -----------
Other income (expense):
  Interest expense                               (1,025)          (11,710)           (2,601)          (16,923)
  Interest income                                    --               889                --             1,478
  Miscellaneous income                            5,000             2,800             1,200                --
                                            -----------       -----------       -----------       -----------
          Total other income (expense)            3,975            (8,021)           (1,401)          (15,445)
                                            -----------       -----------       -----------       -----------
Net loss                                    $  (240,295)      $  (153,456)      $   (75,495)      $  (301,060)
                                            ===========       ===========       ===========       ===========
Basic net loss per common share             $     (0.13)      $     (0.08)      $     (0.04)      $     (0.16)
Basic weighted-average common shares
   outstanding                                1,871,445         1,887,012         1,877,668         1,900,896
Diluted net loss per common share           $     (0.13)      $     (0.08)      $     (0.04)      $     (0.16)
Diluted weighted-average common shares
   outstanding                                1,871,445         1,887,012         1,877,668         1,900,896


   The accompanying notes are an integral part of these financial statements.

                              EMAIL PUBLISHING INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                PREFERRED STOCK            COMMON STOCK        ADDITIONAL                                 TOTAL
                            -----------------------   -----------------------    PAID-IN     DEFERRED     ACCUMULATED  STOCKHOLDERS'
                              SHARES       AMOUNT       SHARES       AMOUNT      CAPITAL    COMPENSATION    DEFICIT       EQUITY
                            ----------   ----------   ----------   ----------  -----------  ------------  -----------  ------------
September 11, 1996
    (inception) .........           --   $       --           --   $       --   $       --   $       --    $       --    $       --
Issuance of Series A
    preferred stock .....      400,000          400                                199,600                                  200,000
Issuance of Series A-1
    preferred stock .....      232,558          232                                199,768                                  200,000
Issuance of common stock                               1,867,000        1,867       16,802                                   18,669
Exercise of stock options                                 10,668           11          523                                      534
Deferred compensation ...                                                           43,704      (43,704)
Amortization of deferred
    compensation ........                                                                         1,366                       1,366
Net loss ................                                                                                    (240,295)     (240,295)
                            ----------   ----------   ----------   ----------   ----------   ----------    ----------    ----------
Balance, June 30, 1997 ..      632,558          632    1,877,668        1,878      460,397      (42,338)     (240,295)      180,274
Exercise of stock options                                 19,085           19        1,161                                    1,180
Deferred compensation ...                                                          488,822     (488,822)
Amortization of deferred
    compensation ........                                                                        83,029                      83,029
Issuance of Series A-1
    preferred warrants ..                                                           67,355                                   67,355
Net loss ................                                                                                    (153,456)     (153,456)
                            ----------   ----------   ----------   ----------   ----------   ----------    ----------    ----------
Balance, June 30,
    1998 ................      632,558   $      632    1,896,753   $    1,897   $1,017,735   $ (448,131)   $ (393,751)   $  178,382
Issuance of common stock
    (unaudited) .........                                  9,750           10        1,052                                    1,062
Deferred compensation
    (unaudited) .........                                                          221,508     (221,508)
Amortization of deferred
    compensation
    (unaudited) .........                                                                        43,269                      43,269
Net loss (unaudited) ....                                                                                    (301,060)     (301,060)
                            ----------   ----------   ----------   ----------   ----------   ----------    ----------    ----------
Balance, September 30,
    1998 (unaudited) ....      632,558   $      632    1,906,503   $    1,907   $1,240,295   $ (626,370)   $ (694,811)   $  (78,347)
                            ==========   ==========   ==========   ==========   ==========   ==========    ==========    ==========


   The accompanying notes are an integral part of these financial statements.

                              EMAIL PUBLISHING INC.

                            STATEMENTS OF CASH FLOWS

                                                          September 11,
                                                              1996
                                                           (Inception)      Year Ended           Three months ended
                                                         through June 30,    June 30,       September 30,    September 30,
                                                              1997             1998             1997             1998
                                                         ----------------   -----------     -------------    -------------
                                                                                             (unaudited)      (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss ............................................       $(240,295)       $(153,456)       $ (75,495)       $(301,060)
Adjustments to reconcile net loss to net cash used in
  operating activities:
     Depreciation and amortization ..................           4,038           29,158            3,626           20,536
     Amortization of deferred compensation ..........           1,366           83,029            2,732           43,269
     Provision for doubtful accounts ................             874            7,052              185            1,247
     Amortization of debt discount ..................              --            1,292               --            8,418
     Changes in:
       Accounts receivable ..........................         (34,914)        (111,907)         (22,545)         (56,388)
       Prepaid expenses .............................          (4,513)          (5,476)             958           (3,178)
       Other noncurrent assets ......................            (490)         (10,228)              --              206
       Accounts payable .............................           2,602           58,309           24,327           71,437
       Other accrued liabilities ....................              --               --               --            8,079
       Accrued compensation and related liabilities .          12,777           17,928           (2,777)         (11,926)
       Rent payable .................................              --               --               --           12,523
                                                            ---------        ---------        ---------        ---------

Net cash used in operating activities ...............        (258,555)         (84,299)         (68,989)        (206,837)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment ..................         (13,494)        (111,032)          (4,453)         (30,853)
                                                            ---------        ---------        ---------        ---------

Net cash used in investing activities ...............         (13,494)        (111,032)          (4,453)         (30,853)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of Series A preferred
   stock ............................................         200,000               --               --               --
Proceeds from issuance of Series A-1 preferred
   stock ............................................         200,000               --               --               --
Proceeds from issuance of common stock ..............          19,203            1,180               --            1,062
Proceeds from note payable to First Virtual .........              --               --               --          100,000
Proceeds from notes payable to stockholder ..........              --          150,000               --          200,000
Payments on notes payable to bank ...................              --           (6,972)              --          (24,778)
Payments on capital lease obligations ...............          (3,131)         (30,627)          (5,502)          (8,564)
                                                            ---------        ---------        ---------        ---------

Net cash provided by/(used in) financing
   activities .......................................         416,072          113,581           (5,502)         267,720
                                                            ---------        ---------        ---------        ---------

Net increase (decrease) in cash and cash
   equivalents ......................................         144,023          (81,750)         (78,944)          30,030
Cash and cash equivalents, beginning of
    period ..........................................              --          144,023          144,023           62,273
                                                            ---------        ---------        ---------        ---------

Cash and cash equivalents, end of period ............       $ 144,023        $  62,273        $  65,079        $  92,303
                                                            =========        =========        =========        =========
Supplemental Disclosure of other Cash and
  Non-cash Financing Activities
Interest paid .......................................       $   1,025        $  11,710        $   2,601        $  12,921
Acquisition of equipment under capital
    leases ..........................................       $  21,559        $  94,565        $  21,469        $      --
Acquisition of equipment with note payable ..........       $      --        $  13,000        $      --        $      --
Issuance of warrants with debt ......................       $      --        $  67,355        $      --        $      --



   The accompanying notes are an integral part of these financial statements.

                              EMAIL PUBLISHING INC.

                          NOTES TO FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Email Publishing, Inc. (the "Company") was incorporated on September 11, 1996 in the State of Delaware to develop, market and support large-scale personalized messaging services to periodical publishers and large corporations.

UNAUDITED INTERIM FINANCIAL INFORMATION

The financial statements as of September 30, 1998 and for the three months ended September 30, 1998 and 1997 are unaudited. The unaudited financial statements have been prepared on the same basis as the audited financial statements, and in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary to state fairly the financial information set forth therein, in accordance with generally accepted accounting principles

REVENUE RECOGNITION

Revenue from service contracts is recognized monthly over the period of the contract.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the respective assets (generally three years). Repair and maintenance costs are charged to expense when incurred.

CASH AND CASH EQUIVALENTS

For purposes of reporting cash flows, the Company considers all highly-liquid investments purchased with an original maturity of three months or less to be cash equivalents. All cash equivalents are carried at cost, which approximates fair value.

STOCK OPTIONS

Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123") permits the use of either a fair-value-based method or the method defined in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB No. 25") to account for stock-based compensation arrangements. The Company has elected to determine the value of stock-based compensation arrangements under the provisions of APB No. 25, and has included the pro forma disclosures required under SFAS No. 123 in
Note 4.

                              EMAIL PUBLISHING INC.

RESEARCH AND DEVELOPMENT AND CAPITALIZED SOFTWARE DEVELOPMENT COSTS

Research and development costs are charged to expense as incurred. Statement of Financial Accounting Standard No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" requires the capitalization of certain software development costs once technological feasibility is established. The capitalized cost is then amortized on a straight-line basis over the estimated product life, or on the ratio of current revenue to total projected product revenue, whichever is greater. Software development costs qualifying for capitalization have been insignificant and therefore, the Company has not capitalized any software development costs.

INCOME TAXES

Deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax bases of assets and liabilities and amounts reported in the accompanying balance sheet, as well as operating loss carryforwards. Deferred tax assets are reduced by a valuation allowance if current evidence indicates that it is considered likely that these benefits will not be realized.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments include cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable and accrued liabilities and capital lease obligations. The carrying amounts of financial instruments approximate fair value due to their short maturities.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              EMAIL PUBLISHING INC.

EARNINGS PER COMMON SHARE

Statement of Financial Accounting Standard No. 128 "Earnings per Share" was issued in February of 1997. This pronouncement establishes new standards for computing and presenting earnings per share ("EPS") on a basis that is more comparable to international standards and provides for the presentation of basic and diluted EPS. Basic EPS is computed by dividing net income by the weighted-average number of shares outstanding during the period. Diluted EPS is computed by using the weighted-average number of shares outstanding plus all dilutive potential common shares outstanding. The convertible preferred shares, options and warrants were not included in the computation of diluted EPS for the respective periods because they were anti-dilutive due to the net loss for all periods presented.

RECLASSIFICATIONS

Certain amounts in the 1997 financial statements were reclassified to conform to current year presentation.

(2) PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of years ended June 30:

                                            1997             1998
                                          ---------        ---------
Office and communications equipment       $  27,826        $ 193,850
Computer software                             7,227           31,806
Furniture and fixtures                           --            2,666
Leasehold improvements                           --           25,328
                                          ---------        ---------
                                             35,053          253,650
Less: accumulated depreciation               (4,038)         (33,098)
                                          ---------        ---------
                                          $  31,015        $ 220,552
                                          =========        =========

                              EMAIL PUBLISHING INC.

(3) DEBT

Long-term debt consisted of the following as of the years ended June 30:

                                                                 1997            1998
                                                               ---------       ---------
Note payable to bank; interest at prime plus 1% (9.5%);
  payable in monthly installments of $6,250 through June
  2000; secured by business assets                             $      --       $ 150,000
Less unamortized discount                                             --         (66,063)
                                                               ---------       ---------
                                                                      --          83,937

Note payable to company; interest at 11.76%; payable in
monthly installments of $703 through March 1999; secured
  by equipment                                                        --           6,028
                                                               ---------       ---------
                                                                      --          89,965
Less current portion                                                  --         (47,350)
                                                               ---------       ---------
                                                               $      --       $  42,615
                                                               =========       =========

Future maturities of long-term debt at June 30, 1998, are as follows:

1999 ........................................        $47,350
2000 ........................................         42,615
                                                     -------
                                                     $89,965
                                                     =======

                              EMAIL PUBLISHING INC.

On June 16, 1998, the Company executed a bank loan agreement of $150,000, and issued 11,627 detachable warrants. Each warrant entitles the holder to purchase one share of Series A-1 Preferred stock at $.86 at any time between issuance and June 30, 2003.

On July 6, 1998, the Company signed a subordinated promissory note with Consolidated Email, Inc. a related party, for $200,000, with an interest rate at 10%, which is due December 1998. (unaudited)

On September 24, 1998, the Company signed a subordinated promissory note for $100,000 with First Virtual Holdings Incorporated, with an interest rate at 10%, which is due April 15, 1999. (unaudited)

(4) PREFERRED STOCK

Each share of preferred stock is convertible into shares of common stock, at anytime, based on the conversion rate, at the option of the holder. Additionally, if the Company completes an initial public offering of its common stock in which the price is at least $5 per share, and gross proceeds are at least $10,000,000, the preferred stock will automatically convert into shares of common stock. The conversion rate is the original preferred stock issue price plus any declared but unpaid dividends divided by the original preferred stock issue price, which is subject to future adjustment upon certain events taking place. As of June 30, 1997 and 1998, the Company has reserved 632,558 shares of common stock for issuance upon conversion of the preferred stock.

In the event of liquidation, dissolution or winding up of the Company, the holders of preferred stock will be entitled to be repaid prior and in preference to any payments to common stockholders. The payments shall be an amount per share equal to the investment price plus declared but unpaid dividends. As of June 30, 1998, the liquidation price of the preferred stock is the original preferred stock issue price per share of $0.50 for Series A preferred and $0.86 for Series A-1 preferred, or $400,000 in total.

(5) STOCK OPTIONS AND WARRANTS

The Company maintains a stock option plan (the "Plan") which provides for the grant of incentive stock options to directors, key employees, and consultants to purchase common stock of the Company. The Board of Directors has reserved 400,000 shares of common stock for issuance under the Plan. The vesting period is determined by the Board of Directors and is generally four years for directors and key employees and options granted to consultants for services rendered vest on the date of grant. The options expire ten years after the date of grant.

                              EMAIL PUBLISHING INC.

The following table summarizes stock option activity for the period from September 11, 1996 (inception) through June 30, 1998:

                                                    WEIGHTED-AVERAGE
                                                 SHARES      EXERCISE PRICE
                                                --------     --------------
Outstanding at September 11, 1996                     --        $     --
  Granted                                         98,675             .05
  Exercised                                      (10,668)            .05
  Forfeited                                           --              --
                                                --------        --------
Outstanding at June 30, 1997                      88,007             .05

                                                --------        --------
  Granted                                        103,500             .12
  Exercised                                      (19,085)            .06
  Forfeited                                           --              --
                                                --------        --------
Outstanding at June 30, 1998                     172,422        $    .09
                                                ========        ========
Vested at June 30, 1997                            2,667        $    .05
                                                ========        ========
Vested at June 30, 1998                           26,250        $    .10
                                                ========        ========


The exercise price of all options outstanding at June 30, 1998 range from $.05 to $.15. The weighted-average remaining contractual life of common stock options outstanding at June 30, 1998 is 9.31 years. There are 189,825 options available for grant at June 30, 1998.

Had the Company recognized compensation cost for options granted to employees and directors based on the fair value of the options granted as of the grant date as prescribed, net loss would have increased by an immaterial amount.

                       EMAIL PUBLISHING INC.

The range of weighted-average grant date fair values of common stock options granted during the period from September 11, 1996 (inception) through June 30, 1997 and the year ended June 30, 1998 are as follows:

    1997 WEIGHTED-AVERAGE                    1998 WEIGHTED-AVERAGE
SHARES         GRANT DATE FAIR VALUE      SHARES         GRANT DATE FAIR VALUE
------         ---------------------      ------         ---------------------
53,340               $ 0.01               36,500               $ 3.70
32,000               $ 1.38                8,000               $ 3.74
13,335               $ 0.02               59,000               $ 5.54

In accordance with the guidance provided under SFAS 123, fair values are based on minimum values. The fair value of each option grant to directors or key employees is estimated on the date of grant using a Black-Scholes-type option-pricing model with the following weighted-average assumptions used for grants in the period from September 11, 1996 (inception) through June 30, 1997 and the year ended June 30, 1998: dividend yield of zero; expected volatility of zero; risk-free interest rates ranging from 5.57% to 5.87% and an expected term of four years. The fair value of each option grant to consultants is estimated on the date of grant using a Black-Scholes-type option pricing model with the following weighted-average assumptions used for grants in the period from September 11, 1996 (inception) through June 30, 1997 and the year ended June 30, 1998: dividend yield of zero; expected volatility of 55%; risk-free interest rates ranging from 5.57% to 5.60% and an expected term of four years. The risk-free interest rate used in the calculation is the yield on the grant date of the U.S. Treasury Strip with maturity equal to the expected term of the option.

Generally, stock options are granted with an exercise price not less than the fair value of common stock as determined by the Board of Directors at the date of grant. During the period from September 11, 1996 (inception) through June 30, 1997 and the year ended June 30, 1998, the Company recorded $43,704 and $488,822, respectively, as deferred compensation, representing the excess of the deemed fair value of the Company's common stock over the exercise price of options granted during the period from September 11, 1996 (inception) through June 30, 1997 and the year ended June 30, 1998. In July and September 1998, the Company granted 15,500 (unaudited) and 10,750 (unaudited), respectively, stock options to employees of the Company. The Company recorded $221,508 (unaudited) as deferred compensation associated with these grants, representing the excess of the deemed fair value of the Company's common stock over the exercise price of options granted, for the three months ending September 30, 1998. Such deferred compensation cost is being amortized over the vesting period of the options.

                              EMAIL PUBLISHING INC.

On June 16, 1998, debt was issued with 11,627 detachable warrants for Series A-1 preferred stock with a weighted average exercise price and an exercise price of $.86 per share. Based on calculations using a minimum value-pricing model, the weighted average grant date fair value of each detachable warrant was $5.79 or approximately $67,300 in total. The $67,300 debt discount is being amortized over the term of the debt. The fair value of each detachable warrant is estimated on the date of grant using a Black-Scholes-type pricing model with the following weighted-average assumptions used for grants in the year ended June 30, 1998: dividend yield of zero; expected volatility of 55%; risk-free interest rate 5.57% and an expected term of one year. As of June 30, 1998 there were 11,627 warrants outstanding and exercisable.

(6) LEASE COMMITMENTS

The Company maintains a non-cancelable operating lease arrangement for office space.

Future minimum lease payments as of the year ended June 30, 1998 are as follows:

1999 ........................................       $ 87,543
2000 ........................................         83,724
2001 ........................................         83,724
2002 ........................................         76,747
                                                    --------
                                                    $331,738
                                                    ========

Rent expense was $11,124 and $22,561 for the period from September 11, 1996 (inception) through June 30, 1997 and for the year ended June 30, 1998, respectively.

                              EMAIL PUBLISHING INC.

The Company also leases office and communications equipment, which are capitalized for financial reporting purposes. The related capital equipment collateralizes these agreements. Office and communications equipment under capital leases include the following at the years ended June 30:

                                               1997             1998
                                             ---------        ---------
Office and communications equipment          $  21,559        $ 116,124
Less: accumulated amortization                  (2,644)         (19,144)
                                             ---------        ---------
                                             $  18,915        $  96,980
                                             =========        =========

Amortization expense for the period from September 11, 1996 (inception) through June 30, 1997 and the year ended June 30, 1998 was $2,644 and $16,500, respectively.

At the year ended June 30, 1998, future minimum lease payments under capital leases are as follows:

1999 ......................................................       $ 46,377
2000 ......................................................         34,706
2001 ......................................................         14,781
2002 ......................................................          2,822
                                                                  --------

Total minimum lease payments ..............................         98,686
Less amount representing interest .........................        (16,320)
                                                                  --------

Present value of future minimum lease payments ............         82,366
Less current portion ......................................         36,141
                                                                  --------

Long-term portion .........................................       $ 46,225
                                                                  ========

                              EMAIL PUBLISHING INC.

(7) INCOME TAXES

At June 30, 1998, the Company has net operating loss carryforwards aggregating approximately $247,000, which expire between 2012 and 2013. The Internal Revenue Code places certain limitations on the annual amount of net operating loss carryforwards which can be utilized if certain changes in the Company's ownership occur.

The Company's net deferred tax assets are comprised of the following at June 30:

                                                          1997              1998
                                                        ---------         ---------
Deferred tax assets:
  Net operating loss carryforward                       $  41,859         $  92,128
  Start-up costs                                           54,011            42,355
  Accounts payable and accrued liabilities                  2,017            28,578
  Accrued salaries                                          3,750             5,595
                                                        ---------         ---------

          Total deferred tax assets                       101,637           168,656
                                                        ---------         ---------

Deferred tax liabilities:
  Accounts receivable and prepaid expenses                (14,441)          (56,784)
  Depreciation and capital leases                          (1,762)           (1,752)
                                                        ---------         ---------
          Total deferred tax liabilities                  (16,203)          (58,536)
                                                        ---------         ---------
Net deferred tax asset                                     85,434           110,120
Less: net deferred tax asset valuation allowance          (85,434)         (110,120)
                                                        ---------         ---------
Net deferred tax asset                                  $      --         $      --
                                                        =========         =========

The net deferred tax assets have been reduced by a valuation allowance because it is currently more likely than not that such benefits will not be realized.

                              EMAIL PUBLISHING INC.

The difference between the zero provision for income taxes and the expected amount determined by applying the federal statutory rate to loss before income taxes results from the following:

                                                             SEPTEMBER 11,
                                                                 1996
                                                             (INCEPTION)
                                                               THROUGH         YEAR ENDED
                                                               JUNE 30,         JUNE 30,
                                                                 1997             1998
                                                             ------------      ----------
Federal income tax benefit at statutory rate ..........        $(81,700)        $(52,175)
Valuation allowance ...................................          85,434           24,686
State income tax benefit, net of federal effect .......          (7,930)          (2,184)
Deferred compensation .................................             464           28,230
Other .................................................           3,732            1,443
                                                               --------         --------

                                                               $     --         $     --
                                                               ========         ========

(8) MAJOR CUSTOMERS

Sales to one customer accounted for 94% and 64% of total revenue for the period from September 11, 1996 (inception) through June 30, 1997 and for the year ended June 30, 1998, respectively. At June 30, 1997 and 1998, accounts receivable from this customer were $34,000 and $56,365, respectively.

(9) SUBSEQUENT EVENTS (unaudited)

On October 19, 1998, a complaint was filed against Email Publishing in the Federal District Court for the District of Colorado, alleging infringement of a patent held by the plaintiff. The complaint seeks injunctive relief and unspecified damages. The Company is currently unable to determine whether it will be able to settle the complaint on terms satisfactory to the Company or the ultimate outcome or range of possible loss in this matter. The outcome of this uncertainty could have a material adverse effect on the Company's financial position, results of operations or cash flows.

                              EMAIL PUBLISHING INC.

On October 21, 1998 and on November 20, 1998, the Company signed subordinated promissory notes for $100,000 on each date, respectively, with First Virtual Holdings Incorporated, with an interest rate at 10%, which is due April 15, 1999.

On December 10, 1998, MessageMedia, Inc. (formerly First Virtual Holdings Incorporated) acquired all of the common stock and all outstanding rights to acquire shares of common stock of Email Publishing in exchange for 5,582,685 shares of MessageMedia common stock and the assumption by MessageMedia of options and warrants to acquire up to approximately 417,315 additional shares of MessageMedia common stock at a weighted average exercise price of $.04 per share. Email Publishing now operates as a wholly owned subsidiary of MessageMedia, Inc. (Nasdaq: MAIL)